Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen California Quality Income
Municipal Fund, Inc.
33-43180
811-06425

We hereby incorporate by reference the
form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC filing on June 20, 2005, under Conformed Submission
Type DEF 14A, accession
number 0000950137-05-007525.